                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): SEPTEMBER 4, 2001.



                         COMMISSION FILE NUMBER 0-23111



                             A NOVO BROADBAND, INC.
                 (Name of Small Business Issuer in Its Charter)




                DELAWARE                                       31-1239657
    (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

 3011 GREENE STREET, HOLLYWOOD, FLORIDA                           33020
(Address of Principal Executive Offices)                       (Zip Code)

ITEM 2.  ACQUISITION OF ASSETS


         On September 4, 2001, A Novo Broadband, Inc. ("A Novo") consummated its acquisition of substantially all of the assets of the equipment repair business of Broadband Services, Inc. ("BSI") and ICS Sub, Inc. ("ICS"), BSI's wholly-owned subsidiary. The acquisition was consummated pursuant to that certain Asset Purchase Agreement dated as of August 13, 2001 between A Novo, BSI and ICS. The purchase price was approximately $8 million, subject to post-closing adjustments, and the assumption of certain related liabilities of BSI and/or ICS. A Novo used existing cash reserves and a bridge loan from an affiliate to finance the transaction.

         BSI and ICS are providers of products and services to the broadband and communications industry and prior to this reported transaction were engaged in, among other businesses, the business of servicing and repairing customer premise equipment and related equipment for broadband network operators and equipment manufacturers, including line gear and power supplies.

         A Novo intends to integrate the acquired assets and business into its existing operations.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements of business acquired.

           See Appendix A attached hereto.

(b)      Pro forma financial information.

     To the extent required by this Item, pro forma financial information relative to the business acquired will be filed by an amendment to this Current Report on Form 8-K within 60 days after the date on which this initial report on Form 8-K must be filed.

(c)      Exhibits.

Exhibit 2.1. Asset Purchase Agreement dated as of August 13, 2001 between A Novo Broadband, Inc., ICS Sub, Inc. and Broadband Services, Inc.

Exhibit 99.1.  Press Release issued September 4, 2001.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 17, 2001

                                A NOVO BROADBAND, INC.



                                By:   /s/ Louis Brunel
                                   -----------------------------------------
                                   Louis Brunel, Chief Executive Officer and
                                   President

                            EXHIBIT INDEX
                            -------------


Exhibit No.                 Description
-----------                 -----------

2.1 Asset Purchase Agreement dated as of August 13, 2001 between A Novo Broadband, Inc., ICS Sub, Inc. and Broadband Services, Inc.

99.1                        Press Release issued September 4, 2001.

                                   APPENDIX A

                   REPAIR DIVISION OF BROADBAND SERVICES, INC.

                              FINANCIAL STATEMENTS



AUDITOR'S REPORT                                              A-1

FINANCIAL STATEMENTS:

         Balance Sheets                                       A-2

         Statements of Operations and
         Parent's Equity                                      A-3

         Statements of Cash Flows                             A-4

         Notes to Financial Statements                        A-5

REPAIR DIVISION OF BROADBAND SERVICES, INC.

Financial Statements
As Of June 30, 2001 and December 31, 2000

Together With Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Broadband Services, Inc. and ANOVO Broadband, Inc.:

We have audited the accompanying balance sheets of the REPAIR DIVISION OF BROADBAND SERVICES, INC. and its predecessor (the "Division") as of December 31, 2000 and June 30, 2001, and the related statements of operations and parent's equity and cash flows for the periods from January 1, 1999 through December 13, 1999, December 14, 1999 through December 31, 1999, January 1, 2000 through December 31, 2000 and January 1, 2001 through June 30, 2001. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of December 31, 2000 and June 30, 2001, and the results of its operations and its cash flows for the periods from January 1, 1999 through December 13, 1999, December 14, 1999 through December 31, 1999, January 1, 2000 through December 31, 2000 and January 1, 2001 through June 30, 2001, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen LLP



Denver, Colorado,
      August 8, 2001.

           REPAIR DIVISION OF BROADBAND SERVICES, INC. AND PREDECESSOR
           -----------------------------------------------------------


                                 BALANCE SHEETS
                                 --------------



                                                                                     December 31,           June 30,
                                     ASSETS                                              2000                 2001
                                     ------                                          ------------           ------------

CURRENT ASSETS:
    Cash                                                                             $      1,350           $      1,350
    Accounts receivable, net of allowance for doubtful
        accounts of $384,767 and $98,271                                                1,418,651              1,688,515
    Unbilled accounts receivable                                                            1,985                288,803
    Inventory, net                                                                        317,557                520,411
    Other current assets                                                                   71,839                 71,839
                                                                                     ------------           ------------
               Total current                                                            1,811,382              2,570,918

PROPERTY AND EQUIPMENT, net                                                               643,914                826,850

GOODWILL, net                                                                             385,700                336,980

OTHER ASSETS                                                                               62,321                 62,321
                                                                                     ------------           ------------
               Total assets                                                          $  2,903,317           $  3,797,069
                                                                                     ============           ============


                  LIABILITIES AND PARENT'S EQUITY
                  -------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                                 $    244,344           $    355,646
    Accrued expenses                                                                      374,476                438,391
                                                                                     ------------           ------------
               Total current liabilities                                                  618,820                794,037

OTHER NONCURRENT LIABILITIES                                                                6,734                   --

PARENT'S EQUITY                                                                         2,277,763              3,003,032
                                                                                     ------------           ------------
               Total liabilities and parent's equity                                 $  2,903,317           $  3,797,069
                                                                                     ============           ============


        The accompanying notes are an integral part of these statements.

           REPAIR DIVISION OF BROADBAND SERVICES, INC. AND PREDECESSOR
           -----------------------------------------------------------


                  STATEMENTS OF OPERATIONS AND PARENT'S EQUITY
                  --------------------------------------------



                                              Predecessor          Successor
                                           -----------------   -----------------
                                              Period From         Period From
                                            January 1, 1999    December 14, 1999                       Six Months
                                                Through             Through          Year Ended           Ended
                                             December 13,         December 31,       December 31,       June 30,
                                                 1999                 1999               2000             2001
                                           -----------------   ----------------    ---------------    -------------
REVENUES                                     $  9,012,584       $    475,094       $  7,155,597        $  4,406,501

COST OF REVENUE                                 5,889,037            284,115          4,119,618           2,574,053
                                             ------------       ------------       ------------        ------------
GROSS MARGIN                                    3,123,547            190,979          3,035,979           1,832,448
                                             ------------       ------------       ------------        ------------
OPERATING EXPENSES:
    Selling, general and
        administrative                          2,301,770            164,143          3,376,560           1,669,836
    Depreciation and amortization                 278,421              7,046            193,592             143,112
                                             ------------       ------------       ------------        ------------
           Total operating
               expenses                         2,580,191            171,189          3,570,152           1,812,948
                                             ------------       ------------       ------------        ------------
OPERATING INCOME (LOSS)                           543,356             19,790           (534,173)             19,500

OTHER INCOME (EXPENSE)                               --                  (28)            (2,301)              2,077
                                             ------------       ------------       ------------        ------------
NET INCOME (LOSS) BEFORE
    INCOME TAXES                                  543,356             19,762           (536,474)             21,577

INCOME TAXES                                      217,342              7,905               --                 8,631
                                             ------------       ------------       ------------        ------------
NET INCOME (LOSS)                                 326,014             11,857           (536,474)             12,946

PURCHASE OF REPAIR DIVISION                          --            3,322,076               --                  --

ADVANCES FROM PARENT, net                         423,731            262,878           (782,574)            712,323

PARENT'S EQUITY,
    beginning of period                         2,261,613               --            3,596,811           2,277,763
                                             ------------       ------------       ------------        ------------
PARENT'S EQUITY,
    end of period                            $  3,011,358       $  3,596,811       $  2,277,763        $  3,003,032
                                             ============       ============       ============        ============


        The accompanying notes are an integral part of these statements.

           REPAIR DIVISION OF BROADBAND SERVICES, INC. AND PREDECESSOR
           -----------------------------------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                         Predecessor           Successor
                                                       ---------------     ----------------
                                                         Period From         Period From
                                                       January 1, 1999    December 14, 1999                          Six Months
                                                           Through              Through        Year Ended              Ended
                                                        December 13,         December 31,      December 31,           June 30,
                                                            1999                 1999              2000                 2001
                                                        ------------        ------------       ------------        ------------
CASH FLOWS FROM OPERATING
    ACTIVITIES:
        Net income (loss)                               $    326,014       $     11,857       $   (536,474)       $     12,946
        Reconciliation of net income (loss)
           to net cash (used in) provided
           by operating activities-
               Depreciation and amortization                 278,421              7,046            193,592             143,112
               Provisions for bad debts                       42,367              2,312             43,929              17,712
               Changes in operating assets
                  and liabilities-
                     Accounts receivable                  (1,048,831)          (457,183)         1,200,353            (574,394)
                     Inventory                               179,437              9,511            340,495            (202,854)
                     Prepaid expenses and
                         other assets                        (11,019)              --              (80,637)               --
                     Accounts payable and
                         accrued expenses                    (77,102)           163,579             85,301             175,217
               Other noncurrent liabilities                     --                 --              (26,933)             (6,734)
                                                        ------------       ------------       ------------        ------------
               Net cash (used in) provided
                  by operating activities                   (310,713)          (262,878)         1,219,626            (434,995)
                                                        ------------       ------------       ------------        ------------

CASH FLOWS FROM INVESTING
    ACTIVITIES:
        Acquisition of predecessor                              --           (3,322,076)              --                  --
        Purchase of property and equipment                  (112,518)              --             (437,052)           (277,328)
                                                        ------------       ------------       ------------        ------------
               Net cash used in investing
                  activities                                (112,518)        (3,322,076)          (437,052)           (277,328)
                                                        ------------       ------------       ------------        ------------
CASH FLOWS FROM FINANCING
    ACTIVITIES:
        Advances from parent, net                               --              262,878           (782,574)            712,323
        Parent's equity in Division                             --            3,322,076               --                  --
        Advances from predecessor's parent                   423,731               --                 --                  --
                                                        ------------       ------------       ------------        ------------
               Net cash provided by (used in)
                  financing activities                       423,731          3,584,954           (782,574)            712,323
                                                        ------------       ------------       ------------        ------------
NET INCREASE IN CASH
    AND CASH EQUIVALENTS                                         500               --                 --                  --

CASH AND CASH EQUIVALENTS,
    at beginning of period                                       850              1,350              1,350               1,350
                                                        ------------       ------------       ------------        ------------
CASH AND CASH EQUIVALENTS,
    at end of period                                    $      1,350       $      1,350       $      1,350        $      1,350
                                                        ============       ============       ============        ============

        The accompanying notes are an integral part of these statements.

           REPAIR DIVISION OF BROADBAND SERVICES, INC. AND PREDECESSOR
           -----------------------------------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------



1.    BUSINESS AND ORGANIZATION:
      --------------------------

The Triple S.S.S. Corp., a Delaware corporation, was formed on September 9, 1999 as a holding company, and on December 9, 1999 changed its name to Broadband Services, Inc. ("BSI" or the "Company"). On December 14, 1999, BSI purchased two business units (distribution and repair services) from ITOCHU Cable Services, Inc. ("ITOCHU").

The Repair Division (the "Division") was one of the business units purchased from ITOCHU and is primarily engaged in the repair of cable television equipment. The Repair Division of ITOCHO is hereafter referred to as the "Predecessor."

2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:
      ---------------------------------------------

Basis of Presentation
---------------------

The accompanying financial statements include the assets, liabilities and related operating results of the Division and excludes all other assets, liabilities and related operations of the Company and its subsidiaries.

To prepare these financial statements, management allocated certain assets, liabilities, revenues and expenses to the Division. Management believes such allocations are reasonable; however, the allocations could differ from amounts that would be determined if the Division operated on a stand-alone basis. Because of the Division's relationship with the Company and its subsidiaries, the assets, liabilities, revenues and expenses are not necessarily indicative of what would have occurred had the Division operated as a stand-alone entity. These financial statements are not necessarily indicative of future financial position or results of operations. Corporate overhead expenses are included in the accompanying statements of operations and have been allocated to the Division based on the Company's management's assessment of the proportion of indirect costs incurred by the Division. The Company's management believes that the allocation method utilized reasonably reflects the level of services provided by the Company to the Division.

Parent's equity reflects the Company's investment in the Division, accumulated earnings and losses of the Division and intercompany activity with the Company. Parent's equity also reflects deemed contributions for charges recognized in these financial statements for which no asset or liability is recorded.

Cash
----

Cash represents petty cash on hand at each location.

Inventories
-----------

Inventories, consisting principally of items used in the repair of cable communications devices, are stated at the lower of cost or market. Cost is determined on a weighted average cost basis.

Concentration of Credit Risk and Revenues
-----------------------------------------

Financial instruments which potentially subject the Division to concentrations of credit risk are primarily accounts receivable. Accounts receivable are typically unsecured and are concentrated in the cable industry. Approximately 83% and 28% of the Division's gross trade receivables balance were represented by one customer as of June 30, 2001 and December 31, 2000, respectively.

One customer accounted for the following percentage of revenues in each period:

                  Year ended December 31, 2000                        57%
                  Six months ended June 30, 2001                      74%


For the periods January 1, 1999 through December 13, 1999, and December 14, 1999 through December 31, 1999, this customer accounted for the majority of the Predecessor's and the Division's revenue.

The loss of this customer would have a significant adverse impact on the Division.

Fair Value of Financial Instruments
-----------------------------------

The Division's financial instruments consist of cash, accounts receivable and payable. The carrying values of cash, accounts receivable and payable approximate their fair values due to their short term nature.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. When property is sold or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in income. The costs of normal maintenance and repairs are charged to expense when incurred.

Impairment of Long-Lived Assets
-------------------------------

The Division reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is indicated when the carrying amount of the asset is greater than amounts recoverable from future undiscounted cash flows. If a long-lived asset is deemed impaired, it is written down to its fair value.

Revenue Recognition
-------------------

Revenue is recognized on the repair of cable television equipment when the service is completed.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Division to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill
--------

Goodwill, which represents the excess of purchase price over the fair value of identifiable net assets acquired, is amortized on a straight-line basis over five years. Accumulated amortization was $101,500 and $150,220 as of December 31, 2000, and June 30, 2001, respectively.

Income Taxes
------------

The Division is not a taxable entity. The Division's operating results are included with the Company for federal income tax purposes. Although the Division contributes temporary differences to the Company's deferred tax balances, the Company does not allocate income tax payables or deferred income taxes to the Division. The provisions included in the accompanying financial statements were calculated based on the income of the Division and the Company's estimated effective tax rate as follows:

         Period from January 1, 1999 through December 13, 1999              40%
         Period from December 14, 1999 through December 31, 1999            40%
         Year ended December 31, 2000                                        0%
         Six months ended June 30, 2001                                     40%


New Accounting Standards
------------------------

In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". These statements prohibit pooling-of-interests accounting for transactions initiated after June 30, 2001, require the use of the purchase method of accounting for all combinations after June 30, 2001, and establish new standards for accounting for goodwill and other intangibles acquired in business combinations. Goodwill will continue to be recognized as an asset, but will not be amortized as previously required by APB Opinion No. 17, "Intangible Assets." Certain other intangible assets with indefinite lives, if present, may also not be amortized. Instead, goodwill and other intangible assets will be subject to periodic (at least annual) tests for impairment and recognition of impairment losses in the future could be required based on a new methodology for measuring impairments prescribed by these pronouncements. The revised standards include transition rules and requirements for identification, valuation and recognition of a much broader list of intangibles as part of business combinations than prior practice, most of which will continue to be amortized. The Division's prospective financial statements may be significantly affected by the results of future periodic tests for impairment. In addition, the amount and timing of non-cash charges related to intangibles acquired in business combinations will change significantly from prior practice.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which will be effective for fiscal years beginning after June 15, 2002. This statement requires companies to recognize asset retirement liabilities when they are incurred, measure them at their fair value, and classify the accrued amount as a liability in the balance sheet. Additionally, the recorded asset retirement liability is accreted to the ultimate payout amount, with the accretion being classified as interest expense. The Company does not expect the adoption of this statement to have a material impact on its financial position and its results of operations.

3.    PROPERTY AND EQUIPMENT:
      -----------------------

Property and equipment are comprised of the following:

                                                       Estimated         December 31,       June 30,
                                                         Lives               2000             2001
                                                       ----------        -------------      ---------
       Furniture and Fixtures                          5-7 years            $ 50,785      $   56,145
       Transportation Equipment                        5 years                 6,953           6,953
       Machinery and Equipment                         3-5 years             444,923         674,964
       Software and Computer Equipment                 3 years                51,617          82,376
       Telecommunication and Headend Equipment         5 years               143,713         144,271
       Leasehold Improvements                          5 years                45,061          55,671
                                                                            --------      ----------
          Property and equipment, at cost                                    743,052       1,020,380

       Accumulated depreciation                                              (99,138)       (193,530)
                                                                            --------      ----------
          Property and equipment, net                                       $643,914      $  826,850
                                                                            ========      ==========
Depreciation expense was as follows:

         January 1, 1999 through December 13, 1999                                    $178,182
         December 14, 1999 through December 31, 1999                                     2,986
         January 1, 2000 through December 31, 2000                                      96,152
         January 1, 2001 through June 30, 2001                                          94,392


4.    ACCRUED EXPENSES:
      -----------------

Accrued expenses consist of the following:

                                                                 December 31,         June 30,
                                                                     2000               2001
                                                                 -------------        ---------

         Accrued wages                                              $154,525          $210,709
         Accrued vacation                                             92,907           116,894
         Accrued other                                               127,044           110,788
                                                                    --------          --------
                                                                    $374,476          $438,391
                                                                    ========          ========


5.    COMMITMENTS AND CONTINGENCIES:
      ------------------------------

Leases
------

The Company leases certain facilities and equipment on behalf of the Division. Minimum future rental payments under non-cancelable operating leases as of June 30, 2001 are as follows:

                  For the year ending December 31,
                     2001                                        $   277,905
                     2002                                            402,804
                     2003                                            341,274
                     2004                                            181,699
                                                                  ----------
                     Total                                        $1,203,682
                                                                  ==========


Rent expense under operating leases was approximately $376,578, $516,012, $11,620 and $299,522 for the six months ended June 30, 2001, the year ended December 31, 2000, and the period from December 14, 1999 through December 31, 1999, and the period from January 1, 1999 through December 13, 1999, respectively.

Litigation
----------

The Division is involved in disputes arising in the ordinary course of business. In the opinion of management, the outcome of these disputes will not have a material adverse effect on the Division's financial position or results of operations.

6.    STOCK OPTION PLAN:
      ------------------

The Division participates in the 2000 Stock Incentive Plan (the "Plan") of the Company. Options issued under the Plan are for the Company's common stock, with a maximum number of shares to be issued over the term of the Plan of 3,636,363. All options under the Plan have an exercise price equal to the fair market value of the Company's stock on the date of grant. Options under the Plan vest at a rate of 25% per year over a four year period, and have a term of 10 years. At December 31, 2000 and June 30, 2001, 168,300 options were held by employees of the Division, respectively, of which zero and 42,075 options were exercisable at December 31, 2000 and June 30, 2001, respectively.

7.    ACQUISITION:
      ------------

The acquisition of the Division from ITOCHU on December 14, 1999 has been accounted for using the purchase method of accounting. The results of operations for the Predecessor has been presented for the period from January 1, 1999 to December 13, 1999 as a predecessor to the Division. The purchase consideration has been allocated among the net assets acquired based on the estimated fair value at the date of acquisition. The purchase consideration for the business unit was comprised of $3.3 million paid in cash and assumption of $400,000 of trade liabilities. The excess of purchase price over identifiable net assets acquired of approximately $487,000 has been allocated to goodwill of the acquired business unit and amortized using the straight-line method over the estimated useful life of 5 years.

The purchase consideration for the Division has been allocated to the identifiable assets acquired as follows (amounts in thousands):

                  Cash                                         $ --
                  Accounts receivable, net                      2,209
                  Inventory, net                                  668
                  Prepaid and other                                53
                  Property and equipment                          305
                  Goodwill                                        487
                                                               ------
                  Purchase consideration                       $3,722
                                                               ======